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                              EXHIBIT 23.1(a)




                     CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the references to our firm and to our report dated March 12, 1999 on the financial statements of the Company for the years ended December 31, 1997 and December 31, 1998 ("Report") contained in the Annual Report on Form 10-KSB of Energy Search, Incorporated (the "Company") for the fiscal year ended December 31, 1998 (the "1998 10-KSB"). We further consent to the use in the 1998 10-KSB of our report on Supplementary Information dated December 31, 1998 (the "Report on Supplementary Information") which is presented as supplementary information to the December 31, 1998 financial statements of the Company. We also hereby consent to the incorporation by reference of our Report and the Report on Supplementary Information contained in the 1998 10-KSB into the Company's Registration Statement on Form S-3 (No. 333-58407).



PLANTE & MORAN, LLP

By: /S/ JONATHAN M. CHISM
    Jonathan M. Chism, CPA


March 29, 1999
Grand Rapids, MI